     As filed with the Securities and Exchange Commission on March 28, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           PEMCO AVIATION GROUP, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                            84-0985295
   (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                            1943 North 50/th/ Street
                            Birmingham, Alabama 35212
                                 (205) 592-0011
        (Address of principal executive offices, including zip code, and telephone number)

            PEMCO AVIATION GROUP, INC. NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                                          Copies to:
             RONALD A. ARAMINI                       CRAIG M. GARNER, ESQ.
        Pemco Aviation Group, Inc.                     Latham & Watkins
   President and Chief Executive Officer       12636 High Bluff Drive, Suite 300
          1943 North 50/th/ Street                San Diego, California 92130
         Birmingham, Alabama 35212                      (858) 523-5400
              (205) 592-0011
  (Name, address, including zip code,
 and telephone number, including area
   code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                     Amount            Proposed Maximum     Proposed Maximum         Amount of
            Title of Securities                       to be             Offering Price     Aggregate Offering      Registration
              to be Registered                    Registered(1)          Per Share(2)           Price(2)                Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value                       500,000                $20.66            $10,330,000              $951
====================================================================================================================================

(1) Covers 500,000 additional shares of common stock available for issuance under the Pemco Aviation Group, Inc. Nonqualified Stock Option Plan (the
     Plan) pursuant to an amendment of the Plan approved by the stockholders of Pemco Aviation Group, Inc. on May 17, 2001. The Plan authorizes the issuance of a maximum of 1,500,000 shares. However, the offer and sale of 1,000,000 shares of common stock, which have been or may be issued under the Plan, have previously been registered pursuant to Form S-8 Registration Statements File Nos. 33-34206, 33-79676, 333-30491 and 333-82191.

(2) Pursuant to Rule 457(h) the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for Pemco Aviation Group, Inc. common stock as reported on the Nasdaq National Market on March 22, 2002.

        This Registration Statement registers the offer and sale of an additional 500,000 shares of common stock of Pemco Aviation Group, Inc. (Pemco) for issuance under the Pemco Aviation Group, Inc. Nonqualified Stock Option Plan (the Plan). In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 Registration Statements File Nos. 33-79676, 333-30491 and 333-82191 are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

        Pemco hereby incorporates the following documents in this Registration Statement by reference:

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission (SEC) on March 27, 2002; and

        2. Description of Pemco's common stock contained in Registration Statement on Form 8-A, filed with the SEC on August 26, 1985.

        All documents filed by Pemco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date this Registration Statement is filed with the SEC and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1         Opinion of Latham & Watkins.

10.1        Pemco Aviation Group, Inc. Nonqualified Stock Option Plan.

23.1        Consent of Arthur Andersen LLP.

23.2        Consent of Latham & Watkins.

24.1        Power of Attorney.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Pemco certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 27, 2002.

                                  Pemco Aviation Group, Inc.


                                  By: /s/ RONALD A. ARAMINI
                                      ----------------------
                                           Ronald A. Aramini
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Ronald A. Aramini and John R. Lee, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature                                           Title                                    Date
---------                                           -----                                    ----
/s/ RONALD A. ARAMINI                               President, Chief Executive Officer and   March 27, 2002
-------------------------------------------
Ronald A. Aramini                                   Director (Principal Executive Officer)

/s/ JOHN R. LEE                                     Senior Vice President and Chief          March 27, 2002
-------------------------------------------
John R. Lee                                         Financial Officer (Principal Financial
                                                    Officer and Principal Accounting
                                                    Officer)

/s/ MICHAEL E. TENNENBAUM                           Chairman of the Board                    March 27, 2002
-------------------------------------------
Michael E. Tennenbaum

 /s/ H.T. BOWLING                                   Director                                 March 27, 2002
-------------------------------------------
H.T. ("Skip") Bowling

/s/ MATTHEW L. GOLD                                 Director                                 March 27, 2002
-------------------------------------------
Matthew L. Gold

/s/ MARK K. HOLDSWORTH                              Director                                 March 27, 2002
-------------------------------------------
Mark K. Holdsworth

/s/ THOMAS C. RICHARDS                              Director                                 March 27, 2002
-------------------------------------------
Thomas C. Richards

/s/ RONALD W. YATES                                 Director                                 March 27, 2002
-------------------------------------------
Ronald W. Yates

                                  EXHIBIT INDEX

EXHIBIT
-------

5.1(1)           Opinion of Latham & Watkins.

10.1(2)          Pemco Aviation Group, Inc. Nonqualified Stock Option Plan.

23.1(1)          Consent of Aurthur Andersen LLP.

23.2(1)          Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1(1)          Power of Attorney (included on signature page hereto).

____________________

(1) Filed herewith.

(2) Previously filed with the SEC on August 13, 2001 as Exhibit 10.1 to Pemco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 and incorporated herein by reference.